Mississippi Operations

Unaudited Pro Forma Consolidated Balance Sheet

And

Unaudited Pro Forma Consolidated Statement of Operations

On September 16, 2025, LM Funding America, Inc. (the “Company”), through its wholly-owned subsidiary US Digital Mining Mississippi LLC, a Mississippi limited liability company (the “Acquirer”) completed an acquisition from Greenidge Mississippi LLC, a Mississippi limited liability company (“Seller”) of the approximate 6.4 acre parcel of real property located at 249 Datco Industrial Road, Columbus, Mississippi 39707 (the “Mississippi Property”), including substantially all of the business assets of Seller located at the Mississippi Property, excluding any Bitcoin miners (the “Transaction”), pursuant to an Asset Purchase Agreement, dated as of August 1, 2025, entered into between the Acquirer and Seller. The total consideration paid by the Acquirer to Seller in the Transaction was approximately $3.9 million. The Seller is a legal subsidiary of Greenidge Generation Holdings LLC (“Parent”).

In connection with the completion of the Transaction, on September 16, 2025, the Company, through the Acquirer, entered into and closed the acquisition (the “Miner Acquisition”) contemplated by that certain Bitcoin Miner Purchase and Sale Agreement (the “Miner Purchase Agreement”) with Greenidge Generation LLC, a New York limited liability company and affiliate of the Seller (the “Miner Seller”), pursuant to which the Acquirer purchased and acquired from the Miner Seller approximately 2,330 Bitmain Antminer S19, S19 Pro and S19 J Pro Bitcoin miners (collectively, the “Miners”) of the Miner Seller for an aggregate purchase price of approximately $362 thousand, less approximately $32 thousand in sales taxes and fees paid by the seller. The closing of the transactions contemplated by the Miner Purchase Agreement was completed on September 16, 2025, contemporaneously with the consummation of the Transaction.

The unaudited pro forma consolidated financial information has been prepared on the basis set forth in the notes below and have been presented to illustrate the estimated effects of the Mississippi site acquisition. The acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification (“”ASC”) Topic 805, Business Combinations.

The historical financial information of the Company has been derived from the unaudited financial statements of the Company as of and for the six months ended June 30, 2025, as found in Form 10Q which was filed with the Securities and Exchange Commission on August 14, 2025.

The historical financial information of the Mississippi Operations has been derived from the unaudited financial statements as of and for the six months ended June 30, 2025 included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on November 28, 2025.

The historical financial information of the Company has been derived from the audited financial statements of the Company for the fiscal year ended December 31, 2024, as found in Form 10K which was filed with the Securities and Exchange Commission on March 31, 2025.

The historical financial information of the Mississippi Operations has been derived from the audited financial statements for the fiscal year ended December 31, 2024 included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on November 28, 2025.

The following unaudited pro forma consolidated balance sheet as of June 30, 2025, and the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2025, and year ended December 31, 2024 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X Article 11 using accounting policies in accordance with U.S. GAAP.

The pro forma adjustments presented below are based on preliminary estimates and currently available information and assumptions that management believes are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The notes to the unaudited pro forma financial information provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical financial statement caption and amounts for the Mississippi Operations have been reclassified or combined to conform to presentation and the disclosure requirements of the combined company.

LM Funding America, Inc. and Mississippi Operations

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2025

	Historical (unaudited)
	LM Funding America, Inc.	Mississippi Operations	Pro Forma Adjustments	Note 3	Pro Forma Consolidated
Assets
Cash	$353,580	$3,309	$(3,309)	(a)	$353,580
Digital assets - current	11,677,773	-	(4,230,368)	(b)	7,447,405
Finance receivables	26,120	-	-		26,120
Marketable securities	13,230	-	-		13,230
Receivable from sale of Symbiont assets	-	-	-		-
Prepaid expenses and other assets	597,136	317,404	(317,404)	(a)	597,136
Income tax receivable	31,187	-	-		31,187
Current assets	12,699,026	320,713	(4,551,081)		8,468,658

Fixed assets, net	14,517,943	5,138,040	(2,344,163)	(a)(c)	17,311,820
Intangible assets, net	5,369,012	-	1,436,491	(c)	6,805,503
Deposits on mining equipment	483,592	-	-		483,592
Long-term investments - equity securities	4,111	-	-		4,111
Investment in Seastar Medical Holding Corporation	44,060	-	-		44,060
Digital assets - long-term	5,000,000	-	-		5,000,000
Right of use assets	842,268	-	-		842,268
Other assets	73,857	-	-		73,857
Long-term assets	26,334,843	5,138,040	(907,672)		30,565,211
Total assets	$39,033,869	$5,458,753	$(5,458,753)		$39,033,869

Liabilities and stockholders' equity
Accounts payable and accrued expenses	1,530,077	158,999	(103,546)	(a)(e)	1,585,530
Note payable - short-term	1,643,759	-	-		1,643,759
Due to related parties - short-term	21,393	7,145,208	(7,145,208)	(a)	21,393
Current portion of lease liability	187,139	-	-		187,139
Total current liabilities	3,382,368	7,304,207	(7,248,754)		3,437,821

Note payable - long-term	4,907,873	-	-		4,907,873
Lease liability - net of current portion	619,442	-	-		619,442
Long-term liabilities	5,527,315	-	-		5,527,315
Total liabilities	8,909,683	7,304,207	(7,248,754)		8,965,136
Stockholders' equity
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025	-	-	-		-
Common stock, par value $.001; 350,000,000 shares authorized; 5,133,412 shares issued and outstanding as of June 30, 2025	4,602	-	-		4,602
Additional paid-in capital	102,814,611	-	-		102,814,611
Accumulated deficit	(70,960,851)	(1,845,454)	1,790,001	(f)(e)	(71,016,304)
Total LM Funding America stockholders' equity	31,858,362	(1,845,454)	1,790,001		31,802,909
Non-controlling interest	(1,734,176)	-	-		(1,734,176)
Total stockholders' equity	30,124,186	(1,845,454)	1,790,001		30,068,733
Total liabilities and stockholders’ equity	$39,033,869	$5,458,753	$(5,458,753)		$39,033,869

The accompanying notes are an integral part of these financial statements.

LM Funding America, Inc. and Mississippi Operations

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

	Historical (unaudited)
	LM Funding America, Inc.	Mississippi Operations	Pro Forma Adjustments	Note 3	Pro Forma Consolidated
Revenues:
Digital mining revenues	$4,080,304	$1,406,779	$-		$5,487,083
Specialty finance revenue	162,334	-	-		162,334
Rental revenue	57,023	-	-		57,023
Total revenues	4,299,661	1,406,779	-		5,706,440
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	2,836,694	1,144,027	(328,068)	(h)	3,652,653
Curtailment and energy sales	(372,955)	-	-		(372,955)
Staff costs and payroll	2,138,104	-	-		2,138,104
Depreciation and amortization	4,076,921	681,776	(500,218)	(d)	4,258,479
Gain on fair value of Bitcoin, net	(1,951,163)	-	-		(1,951,163)
Professional fees	673,314	-	-		673,314
Selling, general and administrative	685,384	301,532	119,243	(g)(h)	1,106,159
Real estate management and disposal	58,734	-	-		58,734
Collection costs	25,941	-	-		25,941
Settlement costs with associations	3,693	-	-		3,693
Loss on disposal of assets	286,359	6,985	-		293,344
Other operating costs	514,960	-	23,511	(h)	538,471
Total operating costs and expenses	8,975,986	2,134,320	(685,532)		10,424,774
Operating income (loss)	(4,676,325)	(727,541)	685,532		(4,718,334)
Unrealized loss on marketable securities	(13,820)	-	-		(13,820)
Unrealized loss on investment and equity securities	(156,874)	-	-		(156,874)
Loss on fair value of purchased Bitcoin, net	(52,704)	-	-		(52,704)
Interest expense	(448,452)	-	-		(448,452)
Interest income	1,676	-	-		1,676
Income (loss) before income taxes	(5,346,499)	(727,541)	685,532		(5,388,508)
Income tax expense	-	-	-		-
Net income (loss)	$(5,346,499)	$(727,541)	$685,532		$(5,388,508)
Less: loss attributable to non-controlling interest	48,379	-	-		48,379
Net income (loss) attributable to LM Funding America Inc.	$(5,298,120)	$(727,541)	$685,532		$(5,340,129)

Basic loss per common share	$(1.03)	$-	$-		$(1.04)
Diluted loss per common share	$(1.03)	$-	$-		$(1.04)

Weighted average number of common shares outstanding
Basic	5,133,412	-	-		5,133,412
Diluted	5,133,412	-	-		5,133,412

The accompanying notes are an integral part of these financial statements.

LM Funding America, Inc. and Mississippi Operations

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2024

	LM Funding America, Inc.	Mississippi Operations	Pro Forma Adjustments	Note 3	Pro Forma Consolidated
Revenues:
Digital mining revenues	$10,432,605	$1,225,789	$-		$11,658,394
Specialty finance revenue	443,599	-	-		$443,599
Rental revenue	123,444	-	-		$123,444
Total revenues	10,999,648	1,225,789	-		12,225,437
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	6,990,856	1,083,838	(379,762)	(h)	7,694,932
Staff costs and payroll	4,556,781	-	-		4,556,781
Depreciation and amortization	7,774,161	858,448	(495,332)	(d)	8,137,277
Gain on fair value of Bitcoin, net	(7,350,805)	-	-		(7,350,805)
Impairment loss on mining equipment	1,379,375	-	-		1,379,375
Professional fees	2,057,165	-	55,453	(e)	2,112,618
Selling, general and administrative	817,041	401,416	159,329	(g)(h)	1,377,786
Real estate management and disposal	159,913	-	-		159,913
Collection costs	41,043	-	-		41,043
Loss on disposal of assets	136,100	-	-		136,100
Other operating costs	899,569	-	26,929	(h)	926,498
Total operating costs and expenses	17,461,199	2,343,702	(633,383)		19,171,518
Operating income (loss)	(6,461,551)	(1,117,913)	633,383		(6,946,081)
Unrealized gain on marketable securities	9,190	-	-		9,190
Impairment loss on prepaid machine deposits	(12,941)	-	-		(12,941)
Unrealized loss on investment and equity securities	(1,097,433)	-	-		(1,097,433)
Gain on fair value of purchased Bitcoin, net	39,197	-	-		39,197
Other income - coupon sales	4,490	-	-		4,490
Interest expense	(443,700)	-	-		(443,700)
Interest income	307,316	-	-		307,316
Income (loss) before income taxes	(7,655,432)	(1,117,913)	633,383		(8,139,962)
Income tax expense	-	-	-		-
Net income (loss)	$(7,655,432)	$(1,117,913)	$633,383		$(8,139,962)
Less: loss attributable to non-controlling interest	340,056	-	-		340,056
Net income (loss) attributable to LM Funding America Inc.	$(7,315,376)	$(1,117,913)	$633,383		$(7,799,906)
Less: deemed dividends	(6,794,924)	-	-		(6,794,924)
Net income (loss) attributable to common shareholders	$(14,110,300)	$(1,117,913)	$633,383		$(14,594,830)

Basic loss per common share	$(5.02)	$-	$-		$(5.20)
Diluted loss per common share	$(5.02)	$-	$-		$(5.20)

Weighted average number of common shares outstanding
Basic	2,808,064	-	-		2,808,064
Diluted	2,808,064	-	-		2,808,064

The accompanying notes are an integral part of these financial statements.

Note 1. Basis of Presentation and Description of Transactions

The unaudited pro forma consolidated financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and the Mississippi Operations.

Basis of Presentation

The acquisition of the Mississippi Operations is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. As the accounting acquirer, the Company has estimated the fair value of the Mississippi Operations assets acquired and conformed the accounting policies of the Mississippi Operations to its own accounting policies.

The historical financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition of the Mississippi Operations, (2) factually supportable and (3) with respect to the unaudited pro forma consolidated statement of operations, expected to have a continuing impact on the combined results of the Company following the acquisition of the Mississippi Operations.

The unaudited pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2. Preliminary Purchase Price Allocation

Description of Transaction

On September 16, 2025, the Company, through its wholly-owned subsidiary US Digital Mining Mississippi LLC, a Mississippi limited liability company (the “Acquirer”) completed an acquisition from Greenidge Mississippi LLC, a Mississippi limited liability company (“Seller”) of the approximate 6.4 acre parcel of real property located at 249 Datco Industrial Road, Columbus, Mississippi 39707 (the “Mississippi Property”), including substantially all of the business assets of Seller located at the Mississippi Property, excluding any Bitcoin miners (the “Transaction”), pursuant to an Asset Purchase Agreement, dated as of August 1, 2025, entered into between the Acquirer and Seller. The total consideration paid by the Acquirer to Seller in the Transaction was approximately $3.9 million.

In connection with the completion of the Transaction, on September 16, 2025, the Company, through the Acquirer, entered into and closed the acquisition (the “Miner Acquisition”) contemplated by that certain Bitcoin Miner Purchase and Sale Agreement (the “Miner Purchase Agreement”) with Greenidge Generation LLC, a New York limited liability company and affiliate of the Seller (the “Miner Seller”), pursuant to which the Acquirer purchased and acquired from the Miner Seller approximately 2,330 Bitmain Antminer S19, S19 Pro and S19 J Pro Bitcoin miners (collectively, the “Miners”) of the Miner Seller for an aggregate purchase price of approximately $362 thousand, less approximately $32 thousand in sales taxes and fees paid by the seller. The closing of the transactions contemplated by the Miner Purchase Agreement was completed on September 16, 2025, contemporaneously with the consummation of the Transaction.

The following table summarizes the preliminary purchase price allocation for the acquisition.

		Useful Life
Preliminary purchase price allocation:
Land	169,829
Mining machines	330,368	9 months
Mining infrastructure	2,293,680	9-14 years
Intangible asset	1,436,491	25 years
	$4,230,368

Note 3. Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

a)
Adjustment to eliminate the balances of Mississippi Operations balances that are not part of asset purchase agreement.

b)
Adjustment to reflect the consideration transferred by the Company, which includes $4.2 million of cash paid at the closing of the acquisitions of the Mississippi Operations. The adjustment assumes that Bitcoin was liquidated and converted to cash for payment.
c)
Adjustment to reflect the preliminary purchase price allocated to the fixed assets and intangible assets based on estimated fair values.
d)
Adjustment to reflect the future quarterly and annual depreciation and amortization of the fixed assets and intangible assets based upon their estimated useful lives. The estimated useful lives were determined based on a review of the time period over which the economic benefit of each asset is estimated to be generated.
e)
Adjustment to reflect transaction costs of $55 thousand that were incurred by the Acquirer related to the acquisition.
f)
Adjustment to eliminate Mississippi Operations' historical accumulated deficit.
g)
Adjustment to remove costs previously allocated to the Mississippi Operations that are primarily related to executive compensation, legal fees and other indirect costs allocated by Parent that are not expected to recur under the combined entity structure given the Company’s results of operations already incorporate such costs.
h)
Adjustment to reclassify costs previously classified as cost of sales to conform to the Company’s cost presentation.